Exhibit 23.1 Opinion of Shapiro, Bress & Guidice, P.C.


INDEPENDENT AUDITORS' REPORT



To The Board of Directors and Stockholders of KBF Pollution Management, Inc.

We have audited the accompanying balance sheets of KBF Pollution Management, Inc. as of December 31, 1995 and 1994, and the related statement of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KBF Pollution Management, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in accordance with generally accepted accounting principles.

The accompanying financial statement have been prepared assuming that the company will continue as a going concern. The Company has significant operating losses, working capital deficiency, and is delinquent on its largest capital leases obligation, raising substantia doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Shapiro Bress & Guidice, P.C.


Jericho, New York
February 24,1996